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                                                                     Exhibit 3.3
                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                             FISHER COMPANIES INC.



     THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of FISHER COMPANIES INC. a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Business Corporation Act:

     1.   The name of the corporation is FISHER COMPANIES INC.

     2. Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:

                                   ARTICLE I
                                     Name

          The name of the corporation is FISHER COMMUNICATIONS, INC.

     3.   The above amendment was adopted on February 14, 2001.

     4. The above amendment was duly approved by the Board of Directors of the corporation, without shareholder action, in accordance with the provisions of
Section 23B.10.020(5) of the Washington Business Corporation Act. Shareholder action was not required to effect this amendment.

     DATED this 7th day of March, 2001.

                                    FISHER COMPANIES INC.

                                    By /s/ William W. Krippaehne, Jr.
                                       -----------------------------------------
                                       William W. Krippaehne, Jr.
                                       Its President and Chief Executive Officer